Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2021 Omnibus Employee Incentive Plan of Bakkt Holdings, Inc. of our report dated March 31, 2021, with respect to the consolidated financial statements of Bakkt Holdings, LLC included in the Bakkt Holdings, Inc. Registration Statement on Form S-1 (File No. 333-261034), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

December 20, 2021